UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 28, 2010

AOL INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34419	20-4268793
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Broadway, New York, New York 10003

(Address of Principal Executive Offices) (Zip Code)

212-652-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 28, 2010, AOL Inc., a Delaware corporation (“AOL”), entered into a Securities Purchase Agreement (the “Agreement”) with Digital Sky Technologies Limited, a British Virgin Islands company (“Digital Sky”), providing for the sale of its ICQ operations. Digital Sky will acquire the ICQ operations through a purchase of all of the securities of AOL’s wholly-owned subsidiary ICQ LLC, a Delaware limited liability company, and its subsidiary ICQ Ltd., an Israeli company. Under the terms of the Agreement, the purchase price payable to AOL for the ICQ operations will be U.S.$187.5 million in cash at closing, subject to certain post-closing adjustments based on the amount of cash, working capital and indebtedness of ICQ LLC and ICQ Ltd. at closing. The Agreement contains customary representations, warranties, covenants and indemnification provisions and customary termination rights. The transaction is subject to antitrust approvals and other customary closing conditions, and is expected to close in the third quarter of 2010. If the closing has not occurred by August 28, 2010, which may be extended to April 28, 2011 under certain circumstances, either party may terminate the Agreement without penalty.

AOL and Digital Sky have also agreed to enter into a Transition Services Agreement and a Professional Services Agreement, under which, commencing as of the closing of the transactions contemplated by the Agreement, AOL will provide to Digital Sky certain services to assist Digital Sky in establishing the ICQ operations as a stand-alone business with independent systems. AOL will receive fees for these services, which will continue through various termination dates (subject to earlier termination by Digital Sky under certain circumstances). AOL and Digital Sky have also agreed to enter into a Software License Agreement, under which, commencing as of the closing of the transactions contemplated by the Agreement, AOL will license to Digital Sky certain software used in connection with the ICQ operations, and Digital Sky will license back to AOL certain software used by AOL.

AOL expects to file a copy of the Agreement as an exhibit to its Form 10-Q for the quarter ended June 30, 2010. We encourage you to read the Agreement for a more complete understanding of the transaction. The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements regarding the anticipated benefits of the transaction, the expected closing date and other statements identified by words such as “may,” “will,” “intend,” “should,” “expect” or similar expressions. These statements are based on the current expectations and beliefs of AOL’s management, and are subject to uncertainty and changes in circumstances, including, but not limited to, the approval of the transaction by antitrust authorities, the satisfaction of the closing conditions to the transaction and the parties’ performance of their obligations under the agreements. Any forward-looking information is not a guarantee of future performance and actual results may vary materially from those expressed or implied by the statements herein, due to changes in economic, business, competitive, technological, strategic and/or regulatory factors, as well as factors affecting Digital Sky’s and AOL’s operations and businesses. More detailed information about these factors as they relate to AOL may be found in the section entitled “Risk Factors” in AOL’s Annual Report on Form 10-K, filed with the SEC. AOL is under no obligation to, and expressly disclaims any obligation to, update or alter the forward-looking statements contained in this Current Report on Form 8-K, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AOL INC.

By:	/s/ Arthur Minson
	Name:	Arthur Minson
	Title:	Chief Financial Officer

Date: April 28, 2010

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